EXHIBIT 32


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In  connection  with the  quarterly  report of  Energas  Resources,  Inc.,  (the
"Company") on Form 10-Q for the quarter ended July 31, 2010 as filed with the Securities Exchange Commission on the date hereof (the "Report"), I, George G. Shaw, the Principal Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


 September 14, 2010                       /s/ George G. Shaw
                                          ------------------------------------
                                          George G. Shaw, Principal Executive
                                             and Financial Officer


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